Exhibit 10.1

CONFORMING CHANGES AMENDMENT

THIS CONFORMING CHANGES AMENDMENT (this “Amendment”), dated as of September 30, 2024 (the “Execution Date”), is entered into by Bank of America, N.A., as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, ZEVIA LLC, a Delaware limited liability company (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, inter alios, have entered into that certain Loan and Security Agreement dated as of February 22, 2022 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Agreement”);

WHEREAS, certain loans, disbursements and/or other extensions of credit (the “Loans”) under the Agreement denominated in U.S. Dollars (“Dollars”) incur or are permitted to incur interest, fees, commissions or other amounts based on the Bloomberg Short-Term Bank Yield Index Rate as administered by the Bloomberg Index Service Limited (“BSBY”) in accordance with the terms of the Agreement; and

WHEREAS, BSBY has been or will be replaced with the benchmark set forth in Appendix A in accordance with the Agreement and, in connection therewith, the Administrative Agent is exercising its right to make certain conforming changes in connection with the implementation of the applicable benchmark replacement as set forth herein.

NOW, THEREFORE, in accordance with the terms of the Agreement, this Amendment is entered into by the Administrative Agent:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Agreement, as amended by this Amendment.

2. Agreement. Notwithstanding any provision of the Agreement or any other document related thereto (the “Loan Documents”) to the contrary, the terms set forth on Appendix A shall apply to the Loans that bear interest at the BSBY Rate (as defined in Appendix A). For the avoidance of doubt, to the extent provisions in the Agreement apply to Loans denominated in Dollars and such provisions are not specifically addressed by Appendix A, the provisions in the Agreement shall continue to apply to such Loans denominated in Dollars.

3. Conflict with Loan Documents. In the event of any conflict between the terms of this Amendment and the terms of the Agreement or the other Loan Documents, the terms hereof shall control.

4. Conditions Precedent. This Amendment shall become effective on November 20, 2024 (such date, the “Amendment Effective Date”), upon proper execution by the Administrative Agent of a counterpart of this Amendment.

To the extent any Loan bearing interest at the BSBY Rate is outstanding on the Amendment Effective Date, such Loan shall continue to bear interest at the BSBY Rate until the end of the current interest period applicable to such Loan.

5. Notice. As of the Amendment Effective Date, the Administrative Agent hereby notifies the Borrower and the Lenders of the implementation of the Successor Rate pursuant to this Amendment.

To the extent the Agreement requires the Administrative Agent to provide notice that any of the foregoing events has occurred, this Amendment constitutes such notice.

6. Miscellaneous.

(a)
This Amendment is a Loan Document.
(b)
This Amendment may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention.
(c)
Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(d)
The terms of the Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis.

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2

Exhibit 10.1

The Administrative Agent has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.,

as Administrative Agent

By:

Name:

Title:

Appendix A

TERMS APPLICABLE TO TERM SOFR LOANS

1. Defined Terms. The following terms shall have the meanings set forth below:

“Administrative Agent’s Office” means, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in the Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Applicable Rate” means the Applicable Rate, Applicable Margin, Margin or any similar or analogous definition in the Loan Documents applicable to a benchmark or to the Base Rate. For the avoidance of doubt, different Applicable Rates may apply to different rates under the Loan Documents. If there is no such definition in the Loan Documents because the margin is a specified amount, the “Applicable Rate” shall be the amount specified as the margin in the Loan Documents.

“Base Rate” means the Base Rate, Alternative Base Rate, ABR, Prime Rate or any similar or analogous definition in the Loan Documents. If there is no such definition in the Loan Documents, “Base Rate” shall mean, for any day a fluctuating rate of interest per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate plus 0.50% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” plus (b) the Applicable Rate plus (c) 1.00%; provided that if the Base Rate shall be less than 0%, such rate shall be deemed 0% for purposes of this Amendment and the Loan Documents. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.

“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Loan Documents. If there is no such definition in the Agreement, “Borrowing” shall mean a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2(c)(i) of this Appendix A.

“BSBY Rate” means BSBY Rate, BSBY, Adjusted BSBY Rate or any similar or analogous definition in the Loan Documents.

“BSBY Rate Loans” means a Loan that bears interest at a rate based on the BSBY Rate.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“CME” means CME Group Benchmark Administration Limited.

“Committed Loan Notice” means a Committed Loan Notice, Loan Notice, Borrowing Notice, Notice of Borrowing, Continuation/Conversion Notice, Notice of

Continuation/Conversion, a draw request or any similar or analogous definition in the Loan Documents, and such term shall be deemed to include the Committed Loan Notice attached hereto as Exhibit A. If there is no such definition in the Agreement, “Committed Loan Notice” shall mean a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2(c)(i), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Dollar” and “$” mean lawful money of the United States.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for purposes of this Amendment and the Loan Documents.

“Interest Payment Date” means, as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Agreement; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three, or six months thereafter, as selected by the Borrower in its Committed Loan Notice (in the case of each requested Interest Period, subject to availability); provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the applicable maturity date set forth in the Agreement.

“Notice of Loan Prepayment” means a Notice of Loan Prepayment, Prepayment Notice, or any similar or analogous definition in the Loan Documents. If there is no such definition in the Agreement, “Notice of Loan Prepayment” shall mean a notice of prepayment with respect to a Loan in a form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Required Lenders” means the Required Lenders, Requisite Lenders, Majority Lenders or any similar or analogous definition in the Loan Documents.

“Responsible Officer” means Responsible Officer, Authorized Officer or any similar or analogous definition in the Loan Documents. If there is no such definition in the Agreement, “Responsible Officer” shall mean means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower, solely for purposes of the delivery of incumbency certificates pursuant to the Agreement, the secretary or any assistant secretary of the Borrower and, solely for purposes of notices given pursuant to Section 2(c)(i), any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” with respect to Term SOFR means 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, 0.26161% (26.161 basis points) for an Interest Period of three-months’ duration, and 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration.

“Successor Rate” means the Successor Rate, BSBY Successor Rate or any similar or analogous definition in the Loan Documents.

“Swing Line Loan” means Swing Line Loan, Swingline Loan or any similar or analogous definition in the Loan Documents.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0%, Term SOFR shall be deemed 0% for purposes of this Amendment and the Loan Documents.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

2. Terms Applicable to Term SOFR Loans. From and after the Amendment Effective Date, the following terms shall apply to Term SOFR Loans:

(a) BSBY. (i) Dollars shall not be considered a currency for which there is a published BSBY rate and (ii) any request for a new BSBY Rate Loan, or to continue an existing BSBY Rate Loan shall be deemed to be a request for a new Loan bearing interest at Term SOFR.

(b) References to BSBY Rate and BSBY Rate Loans in the Agreement and Loan Documents.

(i) References to the BSBY Rate and BSBY Rate Loans in provisions of the Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of BSBY Rate and BSBY Rate Loan) shall be deemed to include Term SOFR and Term SOFR Loans, as applicable. In addition, to the extent the definition of Base Rate in the Agreement refers to the BSBY Rate, such reference shall be deemed to refer to Term SOFR.

(ii) For purposes of any requirement for the Borrower to compensate Lenders for losses in the Loan Documents resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Agreement) (the “Breakage Provisions”), references to the Interest Period (as defined in the Agreement) shall be deemed to include any relevant interest payment date or payment period for a Term SOFR Loan.

(c) Borrowings, Conversions, Continuations and Prepayments of Term SOFR Loans. In addition to any other borrowing or prepayment requirements set forth in the Agreement or any other Loan Document:

(i) Term SOFR Loans. Each Borrowing, each conversion of Loans (other than Swing Line Loans) from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in the minimum amounts set forth in the Agreement for Loans denominated in Dollars and bearing interest at the BSBY Rate. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(ii) Committed Loan Notice. For purposes of a Borrowing of Term SOFR Loans, or a continuation of a Term SOFR Loan, the Borrower shall use the Committed Loan Notice attached hereto as Exhibit A.

(iii) Voluntary Prepayments of Term SOFR Loans. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Term SOFR Loans in whole or in part without premium or penalty (except as otherwise specified in the Agreement); provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to any date of prepayment of Term SOFR Loans.

(d) Interest.

(i) Subject to the provisions of the Loan Documents with respect to default interest, each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of Term SOFR for such Interest Period plus the Applicable Rate.

(ii) Interest on each Term SOFR Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified in the Agreement; provided, that any prepayment of any Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to the Breakage Provisions. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.

(e) Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to Term SOFR Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Agreement addressing payments generally, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(f) Successor Rates. The provisions in the Loan Documents addressing the replacement of a current Successor Rate for Dollars shall be deemed to apply to Term SOFR Loans and Term SOFR, as applicable, and the related defined terms shall be deemed to include Dollars and Term SOFR, as applicable.

Exhibit A

FORM OF COMMITTED LOAN NOTICE
(Term SOFR Loans)

Date: ___________, _____1

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement, dated as of February 22, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among ZEVIA LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, inter alios.

The undersigned hereby requests (select one)2:

[Revolving Facility]

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Term SOFR Loans	For Term SOFR Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

[Term Facility]

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Term SOFR Loans	For Term SOFR Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

1 Note to Borrower. All requests submitted under a single Committed Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Committed Loan Notices will need to be prepared and signed.

2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

The Borrowing, if any, requested herein complies with the requirements set forth in the Agreement.

ZEVIA LLC,

a Delaware limited liability company

By:

Name: [Type Signatory Name]

Title: [Type Signatory Title]